Exhibit 10.07

THIS AGREEMENT is made on the       day of                             2008

BETWEEN:

(1)	SHIRE LIMITED, a company incorporated in Jersey (registered number 99854) whose registered office is at 22 Grenville Street, St Hellier, Jersey JE4 8PX (the “Company”); and

(2)	«NAMEOFDIRECTOR», of Hampshire International Business Park, Basingstoke, Hampshire RG24 8EP (the “Director”).

WHEREAS:

(A)	The Director is a director of the Company on the date of this Agreement.

(B)	The Company has agreed to indemnify the Director, and the Director has agreed to give certain undertakings to the Company, in each case on the terms of and subject to the conditions of this Agreement.

THIS AGREEMENT PROVIDES as follows:

1.	INTERPRETATION

1.1	In this Agreement:

(A)	“Associated Company” means any Subsidiary of the Company, any holding company of the Company (if created) and any Subsidiary of that holding company (if created);

(B)	“Companies Law” means the Companies (Jersey) Law 1991;

(C)	“Subsidiary” means any subsidiary of the Company, as defined in the Companies Law;

(D)	references to Clauses and sub-clauses are to clauses and sub-clauses of this Agreement;

(E)	use of any gender includes the other genders;

(F)	a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted; and

(G)	headings and titles are inserted for convenience only and are to be ignored in the interpretation of this Agreement.

1.2
If there is any inconsistency between the provisions of this Agreement and the provisions of any contract of employment or terms of appointment in effect on the date of this Agreement between the Director and the Company, the provisions of this Agreement shall prevail.

2.	INDEMNITIES

2.1	Claims by Third Parties

Subject to Clauses 2.2, 2.5 and 2.6, the Company undertakes to indemnify the Director against any liability suffered or incurred by the Director on or after the date of this Agreement:

(A)
in respect of the Director’s acts or omissions (whether before, on or after the date of this Agreement) while, or in the course of acting as, a director or employee of the Company or a director or employee of any Subsidiary; and/or

(B)	which otherwise arise by virtue of the Director holding or having held such office;

in each case, to the extent arising out of or in connection with, directly or indirectly, any claim, action or proceedings brought against the Director or any other person by or on behalf of any third party (not being the Company or an Associated Company) in any jurisdiction in respect of any alleged loss, liability or damage actually or allegedly suffered by any third party, the Company or an Associated Company.

2.2	Scope of Indemnity for Claims by Third Parties

The indemnity in Clause 2.1 shall not apply to any liability incurred by the Director:

(A)	to pay a fine imposed in criminal proceedings;

(B)	to pay a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature;

(C)	in defending any criminal proceedings in which he is convicted;

(D)	in connection with any application made under Article 212 of the Companies Law in connection with which the court refuses to grant him relief; and

(E)
unless, in connection with the matters giving rise to the liability, the Director acted in good faith with a view to the best interests of the Company, or in connection only with any liability incurred in defending civil proceedings (regardless of whether the Director has acted in good faith with a view to the best interests of the Company), judgment is given in favour of the Director.

2.3	Claims by or on behalf of the Company or an Associated Company

Subject to Clauses 2.4, 2.5 and 2.6, the Company undertakes to indemnify the Director against any liability incurred by him as a director in defending any civil or criminal claim, action or proceedings which relate to anything done or omitted, or claimed to have been done or omitted, by him which are brought against the Director or any other person by or on behalf of the Company or an Associated Company.

2.4	Exclusions from Indemnity for Claims by or on behalf of the Company or an Associated Company

The indemnity in Clause 2.3 shall not apply to any liability:

(A)	(for the avoidance of doubt) incurred by the Director to the Company or an Associated Company;

(B)	incurred by the Director in defending any criminal proceedings in which he is convicted;

(C)	incurred by the Director in defending any civil proceedings in which judgment is given against him; and

(D)	incurred by the Director in connection with any application made under Article 212 of the Companies Law in which the court refuses to grant him relief.

2.5	Funding of Expenditure

(A)
Subject to the provisions of this Agreement, the Company agrees to loan to the Director, on an interest free basis, such funds as may be required to meet any expenditure incurred or to be incurred by him, in defending any claim, action or proceedings falling within the scope of such claims, actions, or proceedings as are covered by the provisions of Clause 2.1 and 2.3.

(B)
Subject to Clause 2.5(C) below, if the Company loans funds to the Director pursuant to Clause 2.5(A) then such loan shall become due and repayable upon any conviction of, judgment given against, or refusal of relief to, the Director becoming final or the claim, action, or proceeding otherwise being settled or terminating.

(C)
In the event that the liability to which the loan relates can properly be discharged by way of indemnity in accordance with Clause 2, the obligation to repay such loan will be discharged by way of indemnity in accordance with this Clause 2.

(D)	For purposes of this Clause 2.5(B), a conviction, judgment or refusal of relief becomes final:

(i)	if not appealed against, at the end of the period for bringing an appeal; or

(i)
if appealed against, at the time when the appeal (or any further appeal) is determined and the period for bringing any further appeal has ended or if the appeal is abandoned or otherwise ceases to have effect.

2.6	Limitations on indemnity

Without prejudice to any other rights or remedies which may be available to the Director, the indemnity granted by the Company to the Director in either Clause 2.1 or Clause 2.3 shall not apply to the extent that it is not permitted by, or consistent with, law or statute from time to time in force (including, without limitation, the Companies Law), the memorandum and articles of the Company or the rules and regulations of any regulatory body.

3.	Conduct of Claims and Access to Information

3.1
Without prejudice to the sub-clause 3.2, if the Director becomes aware of any claim, action or demand against him which could give rise to any claim, action or demand by him against the Company under Clause 2.1 (referred to herein as a “Third Party Claim”), the Director shall:

(A)
within 20 days of becoming so aware, notify the Company in writing of the existence of such Third Party Claim, giving reasonable details in that notification (or, to the extent that such details are not available to the Director at that time, as soon as possible thereafter) of the person(s) making such Third Party Claim, the circumstances leading to, and the grounds for, that Third Party Claim and the quantum or possible quantum of the Third Party Claim;

(B)
subject to the Company agreeing to pay the reasonable out-of-pocket expenses of the Director, give such access to premises, chattels, documents and records to the Company and its professional advisers as the Company may reasonably request;

(C)
take such action and give such information and assistance in order to avoid, dispute, resist, mitigate, settle, compromise, defend or appeal any Third Party Claim or judgment or adjudication with respect thereto as the Company may reasonably request;

(D)
at the request of the Company, allow the Company to take the sole conduct of such actions as the Company may deem appropriate in connection with any such Third Party Claim in the name of the Director and in that connection the Director shall give or cause to be given to the Company all such assistance as the Company may reasonably require in avoiding, disputing, resisting, mitigating, settling, compromising, defending or appealing any such Third Party Claim and shall instruct such solicitors or other professional advisers as the Company may nominate to act on behalf of the Director in relation thereto but to act in accordance with the Company’s sole instructions;

(E)	make no admission of liability, agreement, settlement or compromise with any person in relation to any such Third Party Claim without the prior written consent of the Company; and

(F)	take all reasonable action to mitigate any loss suffered by him in respect of such Third Party Claim.

3.2
In any event, the Company shall be entitled at any stage and at its sole discretion to settle any Third Party Claim and shall be under no obligation in this respect to notify the Director of its decision so to settle such Third Party Claim.

3.3	If the Director intends to make a claim, action or demand against the Company under Clause 2.3 (referred to herein as a “Costs Claim”) the Director shall:

(A)
promptly notify the Company in writing of his intention to make such a Costs Claim, giving reasonable details in that notification (or, to the extent that such details are not available to the Director at that time, as soon as possible thereafter) of the grounds for that Costs Claim and the quantum or possible quantum of the Costs Claim;

(B)
subject to the Company agreeing to pay the reasonable out-of-pocket expenses of the Director, take such action and give such information and access to premises, chattels, documents and records to the Company and its professional advisers as the Company may reasonably request;

(C)	take all reasonable action to mitigate any loss suffered by him in respect of such Costs Claim.

4.	Notices

4.1	A notice under this Agreement shall only be effective if it is in writing. Faxes are permitted. E-mail is not permitted.

4.2	Notices under this Agreement shall be sent to a party at its address or number and, in the case of the Company, for the attention of the individual, set out below:

Party and title of individual	Address	Fax number
Company Attention: Global General Counsel	22 Grenville Street, St Hellier, Jersey JE4 8PX with a copy to: Hampshire International Business Park, Basingstoke, Hampshire RG24 8EP	+44 1256 894 710

Director	Hampshire International Business Park, Basingstoke, Hampshire RG24 8EP

4.3
Either party may change its notice details on giving notice to the other party of the change in accordance with this Clause.  That notice shall only be effective on the date falling two Business Days after the notification has been received or on such later date as may be specified in the notice.

4.4	Subject to sub-clause 4.5 and without prejudice to sub-clause 4.6, any notice given under this Agreement shall not be effective until it is received by the intended recipient.

4.5
Any notice which is received by its intended recipient under this Agreement outside normal working hours in the place to which it is addressed shall be deemed to have been given at the start of the next period of normal working hours in such place.

4.6	No notice given under this Agreement may be withdrawn or revoked except by notice given in accordance with this Clause.

5.	Remedies and Waivers

5.1	No delay or omission by either party to this Agreement in exercising any right, power or remedy provided by law or under this Agreement shall:

(A)	affect that right, power or remedy; or

(B)	operate as a waiver of it.

5.2
The single or partial exercise of any right, power or remedy provided by law or under this Agreement shall not preclude any other or further exercise of it or the exercise of any other right, power or remedy.

5.3	The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.

6.	Invalidity

If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that shall not affect or impair:

(A)	the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

(B)	the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Agreement.

7.	No Partnership

Nothing in this Agreement and no action taken by the parties under this Agreement shall constitute a partnership, association, joint venture or other co-operative entity between the parties.

8.	Entire Agreement

8.1
This Agreement, the Company’s Articles of Association and, subject to Clause 1.2, any provision of any employment contract or terms of appointment under which the Director is, or is entitled to be, indemnified by the Company, constitute the whole and only agreement between the parties relating to the indemnification of the Director by the Company and the obligations of the parties in relation to Third Party Claims and Costs Claims.

8.2	This Agreement may only be varied in writing signed by each of the parties.

9.	Assignment

9.1	The Company may at any time assign all or any part of the benefit of, or its rights or benefits under, this Agreement to any Subsidiary.

9.2
The Director shall not assign, or purport to assign, all or any part of the benefit of, or his rights or benefits under, this Agreement, provided that the benefit of, and rights under, this Agreement shall ensure to the benefit of, and be enforceable by, the successors, heirs and personal representatives of the Director.

10.	Confidentiality

10.1	Subject to Clause 11.3, each party shall treat as confidential all information obtained as a result of entering into or performing this Agreement which relates to:

(A)	the provisions of this Agreement;

(B)	any negotiations relating to this Agreement;

(C)	the subject matter of this Agreement; or

(D)	the other party

(in each case referred to herein as “Confidential Information”).

10.2	Subject to Clause 11.3, each party shall:

(A)
not disclose any Confidential Information to any person other than any of its professional advisers and, in the case of the Company, directors and employees and directors and employees of any Subsidiary who need to know such information in order to discharge their respective duties;  and

(B)	procure that any person to whom any Confidential Information is disclosed by it complies with the restrictions contained in this Clause as if such person were a party to this Agreement.

10.3	Notwithstanding the other provisions of this Clause, either party may disclose Confidential Information:

(A)	if and to the extent required by law;

(B)
in the case of the Company, if and to the extent required by any securities exchange or regulatory or governmental body to which the Company is subject or submits, wherever situated, including (amongst other bodies) the Stock Exchange, the Jersey Financial Services Commission, the Financial Services Authority or The Panel on Takeovers and Mergers, whether or not the requirement for information has the force of law;

(C)	to its professional advisers, and, in the case of the Company, its auditors and bankers;

(D)	if and to the extent the Confidential Information has come into the public domain through no fault of that party; or

(E)	if and to the extent the other party has given prior written consent to the disclosure, such consent not to be unreasonably withheld or delayed.

Any Confidential Information to be disclosed by either party pursuant to paragraph (A), (B), (C) or (D) shall be disclosed only after notice to the other party.

10.4	The restrictions contained in this Clause shall continue to apply after the Director ceases to be a director of the Company, without limit in time.

11.	Counterparts

11.1	This Agreement may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart.

11.2	Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute but one and the same instrument.

12.	Choice of Governing Law

This Agreement is governed by, and shall be construed in accordance with, Jersey law.

13.	Jurisdiction

The courts of Jersey are to have jurisdiction to settle any dispute arising out of or in connection with this Agreement.  Any proceedings relating to this Agreement may therefore be brought in the Jersey courts.

14.	Process agent

14.1	Without prejudice to any other mode of service allowed under Jersey law, the Director:

(A)
irrevocably appoints Mourant & Co Secretaries Limited of 22 Grenville Street, St Helier, Jersey JE4 8PX, as its agent for service of process in relation to any proceedings before the Jersey courts in connection with this Agreement;

(B)
agrees that, if a process agent ceases to act as process agent or no longer has an address in Jersey, it shall appoint a substitute process agent acceptable to the Company within ten Business Days and to deliver to the Company a copy of the new process agent's acceptance of that appointment, and failing this, the Company may appoint another agent for this purpose; and

(C)	agrees that the failure by a process agent to notify him of any process will not invalidate the proceedings concerned.

14.2
The Company shall send by post to the Director a copy of any document served on his agent for service of process.  However no failure or delay in so doing shall prejudice the effectiveness of service of such document or give rise to any claim by the Director against the Company.

IN WITNESS of which this Agreement has been executed and delivered on the date which first appears on page 1 above.

Company
SIGNED for and on behalf of SHIRE LIMITED	) ) )

Director
SIGNED by «NAMEOFDIRECTOR» in the presence of:	) ) ) )

………………………………………………………
Witness

………………………………………………………
Address

CE080650048

Dated	, 2008

SHIRE LIMITED

and

«NAMEOFDIRECTOR»

_____________________________________________

DIRECTOR’S INDEMNITY

_____________________________________________

Slaughter and May
One Bunhill Row
London  EC1Y 8YY